UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 19, 2008

Date of report (Date of earliest event reported)

ConAgra Foods, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7275	47-0248710
(Commission File Number)	(IRS Employer Identification No.)

One ConAgra Drive Omaha, NE	68102
(Address of Principal Executive Offices)	(Zip Code)

(402) 595-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On February 19, 2008, ConAgra Foods, Inc. (the “Company”) issued a press release regarding the content of its presentation to the Consumer Analyst Group of New York Conference. The presentation will be webcast live begining at 9:15 a.m. EST on February 19, 2008. The press release also provides information on expected financial results for the Company’s third quarter of fiscal 2008. The press release and slides used in the presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Form 8-K and incorporated herein by reference.

The presentation discusses the Company’s previously issued expectations for fiscal 2008 diluted earnings per share on an adjusted basis. Management believes this non-GAAP financial measure provides investors with a useful tool for examining the Company’s expected operational results for the year and making year-to-year comparisons.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release issued February 19, 2008

Exhibit 99.2	CAGNY Slide Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.

Date:	February 19, 2008	By:	/s/ Colleen Batcheler
		Name:	Colleen Batcheler
		Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit 99.1	Press release issued February 19, 2008

Exhibit 99.2	CAGNY Slide Presentation